UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

July 24, 2014

Date of Report (Date of earliest event reported)

SOLLENSYS CORP.

(Exact name of small business issuer as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	333-174581 (Commission File Number)	80-0651816 (IRS Employer Identification Number)

2570 N. First Street, Suite 200

San Jose, California 95131

(Address of principal executive offices)

(408) 273-4583

 (Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

SECTION 5 – CORPORATE GOVERANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.

On July 24, 2014, Albert Sigurdsson was appointed by the Board of Directors (the 'Board') of Sollensys Corp. (the 'Company') as a member of the board of directors of the Company.

Mr. Sigurdsson has many years of experience in the marine industry and as a professional entrepreneur. He worked for Neptune EHF as a Captain from 2011 through 2014. Mr. Sigurdsson also worked for Agentia EFH as a General Manager and Consultant from 2008 through 2011. He maintains an unlimited Captains license that he earned through the Technical and Marine Navigational College of Iceland. He also holds a diploma in Professional Entrepreneurship from the University of Iceland.

On July 24, 2014, Mr. Frank Woo resigned his positions as President, CEO and Chief Financial Officer of the Company and his resignation was accepted by the Board.

On July 24, 2014, Mr. Seong M. Jeong resigned his position as Secretary and Treasurer of the Company and his resignation was accepted by the Board.

On July 24, 2014, Albert Sigurdsson was appointed by the Board to the positions of President, CEO, Chief Financial Officer, Secretary and Treasurer of the Company.

On July 24, 2014, Mr. Frank Woo resigned his positions as a director of the Company and his resignation was accepted by the Board.

On July 24, 2014, Mr. Seong M. Jeong resigned his position as a director of the Company and his resignation was accepted by the Board.

There were no arrangements or understandings between Albert Sigurdsson and any other persons pursuant to which Albert Sigurdsson was named as a President, CEO, Chief Financial Officer, Secretary & Treasurer, and director of the Company

As of the date of this filing, Albert Sigurdsson has not yet been appointed to any committees of the Board and it is unknown at this time what future committee position appointments he may be offered.

As of the date of this filing, there has not been any material plan, contract, or arrangement (whether or not written) to which Albert Sigurdsson is a party, or in which he participates, that has been entered into, or material amendment in connection to any triggering event, or any grant or award to him, or modification thereto, under any such plan, contract or arrangement in connection with this appointment of Albert Sigurdsson as a President, CEO, Chief Financial Officer, Secretary and Treasurer, and director of the Company.

In regard to Mr. Woo’s resignations, there was no disagreement with the Company relating to its operations, policies or practices. A copy of this Report was provided to Mr. Woo by the Company prior to filing and Mr. Woo did not provide, and indicated to the Company that he does not plan to provide, any correspondence to the Company regarding this filing. Copies of Mr. Woo's resignation letters are attached as Exhibits to the Current Report.  If the Company receives any correspondence related to this filing from Mr. Woo, it will be filed with the Commission as an exhibit by an amendment to this Form 8-K within two business days after receipt by the Company.

In regard to Mr. Jeong's resignations, there was no disagreement with the Company relating to its operations, policies or practices. A copy of this Report was provided to Mr. Woo by the Company prior to filing and Mr. Woo did not provide, and indicated to the Company that he does not plan to provide, any correspondence to the Company regarding this filing. Copies of Mr. Jeong's resignation letters are attached as Exhibits to the Current Report.  If the Company receives any correspondence related to this filing from Mr. Jeong, it will be filed with the Commission as an exhibit by an amendment to this Form 8-K within two business days after receipt by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLLENSYS CORP.

Dated this 24th day of July, 2014

/s/ Albert Sigurdsson

Albert Sigurdsson

Chief Executive Officer and Director